EX-31 Rule 13a-14(d)/15d-14(d) Certifications.

I, Leland F. Bunch, III, certify that:

1. I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of the BANK 2020-BNK30 (the "Exchange Act periodic reports");

2. Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

4. Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicers have fulfilled their obligations under the servicing agreements in all material respects; and

5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:

Wells Fargo Bank, National Association, as General Master Servicer prior to March 1, 2025, Trimont LLC, as General Master Servicer on and after March 1, 2025, National Cooperative Bank, N.A., as NCB Master Servicer, Greystone Servicing Company LLC, as General Special Servicer prior to February 27, 2025, Greystone Servicing Company LLC as Special Servicer of the 605 Third Avenue Mortgage Loan and the McDonald’s Global HQ Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as General Special Servicer on and after February 27, 2025, National Cooperative Bank, N.A., as NCB Special Servicer, Wilmington Trust, National Association, as Trustee, Wells Fargo Bank, National Association, as Certificate Administrator, Wells Fargo Bank, National Association, as Custodian, Park Bridge Lender Services LLC, as Operating Advisor, CoreLogic Solutions, LLC, as Servicing Function Participant, Computershare Trust Company, National Association, as Servicing Function Participant for the Certificate Administrator, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian, Wells Fargo Bank, National Association, as Primary Servicer for the 711 Fifth Avenue Mortgage Loan prior to March 1, 2025, Trimont LLC, as Primary Servicer for the 711 Fifth Avenue Mortgage Loan on and after March 1, 2025, KeyBank National Association, as Special Servicer for the 711 Fifth Avenue Mortgage Loan, Wilmington Trust, National Association, as Trustee for the 711 Fifth Avenue Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the 711 Fifth Avenue Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the 711 Fifth Avenue Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the 711 Fifth Avenue Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the 711 Fifth Avenue Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the Grace Building Mortgage Loan prior to March 1, 2025, Trimont LLC, as Primary Servicer for the Grace Building Mortgage Loan on and after March 1, 2025, LNR Partners, LLC, as Special Servicer for the Grace Building Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Grace Building Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Grace Building Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Grace Building Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the Grace Building Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Grace Building Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for The Arboretum Mortgage Loan prior to March 1, 2025, Trimont LLC, as Primary Servicer for The Arboretum Mortgage Loan on and after March 1, 2025, Rialto Capital Advisors, LLC, as Special Servicer for The Arboretum Mortgage Loan, Wilmington Trust, National Association, as Trustee for The Arboretum Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for The Arboretum Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for The Arboretum Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for The Arboretum Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for The Arboretum Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the 1890 Ranch Mortgage Loan prior to March 1, 2025, Trimont LLC, as Primary Servicer for the 1890 Ranch Mortgage Loan on and after March 1, 2025, Rialto Capital Advisors, LLC, as Special Servicer for the 1890 Ranch Mortgage Loan, Wilmington Trust, National Association, as Trustee for the 1890 Ranch Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the 1890 Ranch Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the 1890 Ranch Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the 1890 Ranch Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the 1890 Ranch Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the 250 West 57th Street Mortgage Loan prior to March 1, 2025, Trimont LLC, as Primary Servicer for the 250 West 57th Street Mortgage Loan on and after March 1, 2025, Rialto Capital Advisors, LLC, as Special Servicer for the 250 West 57th Street Mortgage Loan, Wilmington Trust, National Association, as Trustee for the 250 West 57th Street Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the 250 West 57th Street Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the 250 West 57th Street Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the 250 West 57th Street Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the 250 West 57th Street Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the Coleman Highline Mortgage Loan prior to March 1, 2025, Trimont LLC, as Primary Servicer for the Coleman Highline Mortgage Loan on and after March 1, 2025, Rialto Capital Advisors, LLC, as Special Servicer for the Coleman Highline Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Coleman Highline Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Coleman Highline Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the Coleman Highline Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the Coleman Highline Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Coleman Highline Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the Miami Design District Mortgage Loan prior to March 1, 2025, Trimont LLC, as Primary Servicer for the Miami Design District Mortgage Loan on and after March 1, 2025, Rialto Capital Advisors, LLC, as Special Servicer for the Miami Design District Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Miami Design District Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Miami Design District Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Miami Design District Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the Miami Design District Mortgage Loan, and Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Miami Design District Mortgage Loan.

Dated: March 16, 2026

/s/ Leland F. Bunch, III

Leland F. Bunch, III

President and Chief Executive Officer

(senior officer in charge of securitization of the depositor)